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                                                                   EXHIBIT 10.15


                              REVOLVING CREDIT NOTE

$12,000,000                                                Boston, Massachusetts

                                                               February 23, 1996


         FOR VALUE RECEIVED, MKS INSTRUMENTS, INC., a Massachusetts corporation having its principal place of business located in Andover, Massachusetts (the "Borrower"), hereby promises to pay to the order of THE FIRST NATIONAL BANK OF BOSTON (the "Lender"), in its individual capacity, at the office of THE FIRST NATIONAL BANK OF BOSTON, as agent for the Lender (the "Agent"), located at 100 Federal Street, Boston, Massachusetts (or at such other place or places as the Agent may designate in writing) at the times set forth in the Loan Agreement dated as of February 23, 1996 among the Borrower, the financial institutions party thereto (collectively, the "Lenders") and the Agent (the "Agreement" -- all capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Agreement), in lawful money of the United States of America, in immediately available funds, the principal amount of TWELVE MILLION DOLLARS ($12,000,000) or, if less than such principal amount, the aggregate unpaid principal amount of all Advances made by the Lender to the Borrower pursuant to the Agreement, on the Revolver Termination Date or such earlier date as may be required pursuant to the terms of the Agreement, and to pay interest from the date hereof on the unpaid principal amount hereof, in like money, at said office, on the dates and at the rates provided in the Agreement. All or any portion of the principal amount of Advances may be prepaid as provided in the Agreement.

         If payment of all sums due hereunder is accelerated under the terms of the Agreement or under the terms of the other Loan Documents executed in connection with the Agreement, the then remaining principal amount and accrued but unpaid interest shall bear interest, which shall be payable on demand, at the rate per annum set forth in Section 2.4.2 of the Agreement. Further, in the event of such acceleration, this Revolving Credit Note shall become immediately due and payable, without presentation, demand, protest or notice of any kind, all of which are hereby waived by the Borrower.

         In the event this Revolving Credit Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal and interest, all costs of collection, including reasonable attorneys' fees, and interest thereon at the rates set forth above.

         Interest hereunder shall be computed as provided in the Agreement.

         This Revolving Credit Note is one of the Revolving Credit Notes in the aggregate principal amount of $20,000,000 referred to in the Agreement and is issued pursuant to and entitled to the benefits of the Agreement to which reference is
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hereby made for a more complete statement of the terms and conditions upon which the Advances evidenced hereby were or are made and are to be repaid. This Revolving Credit Note is subject to certain restrictions on transfer or assignment as provided in the Agreement.

         No delay or omission on the part of the Lender in exercising any right hereunder shall operate as a waiver of such right or of any other right of the Lender, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion. Every maker, endorser and guarantor of this Revolving Credit Note or the obligations represented hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Revolving Credit Note, assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral and to the addition or release of any other party or person primarily or secondarily liable.

         IN WITNESS WHEREOF, the Borrower has caused this Revolving Credit Note to be made, executed and delivered by its duly authorized representative under seal as of the date and year first above written.

                                          MKS INSTRUMENTS, INC.

WITNESS:

/s/ Richard S. Chute                      By: /s/ Robert F. O'Brien
--------------------------                    -------------------------------
--------------------------                Name: Robert F. O'Brien
                                                -----------------------------
                                          Title: Treasurer
                                                 ----------------------------


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